Exhibit 99.1

Clarus Reports Record Second Quarter 2022 Results

– Sales in the Second Quarter of 2022 Increased 57% Year-Over-Year to $114.9 Million –

– Adjusted EBITDA of $17.6 Million or 15.3% Adjusted EBITDA Margin –

– Approves a New $50.0 Million Stock Repurchase Program –

SALT LAKE CITY, Utah – August 1, 2022 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor and consumer enthusiast markets, reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Summary vs. Same Year-Ago Quarter

•	Record sales of $114.9 million increased 57% and 16% on a proforma basis.
•	Gross margin was 38.0% compared to 38.2%.
•	Net income increased 105% to $3.8 million, or $0.09 per diluted share, compared to net income of $1.8 million, or $0.06 per diluted share.
•	Adjusted net income before non-cash items increased 92% to $13.1 million, or $0.33 per diluted share, compared to $6.8 million, or $0.20 per diluted share.
•	Adjusted EBITDA increased 51% to a record $17.6 million with an adjusted EBITDA margin of 15.3% compared to $11.7 million with an adjusted EBITDA margin of 15.9%.

Management Commentary

“Clarus’ ‘Super Fan’ brands continued to perform at a high level in the second quarter,” said Clarus President John Walbrecht. “Our Precision Sport segment delivered another record quarter as our brands’ premium positioning and product innovations have paved the way for continued market share gains. Demand trends in our Outdoor segment remained strong, led by key Black Diamond categories of apparel, headlamps, trekking poles, and core climbing equipment. Within our Adventure segment, Rhino-Rack continued to experience sales momentum in North America, a market we believe is 10-times the size of its home markets of Australia and New Zealand.

“Somewhat offsetting this broad-based demand, we continued to experience supply chain and logistics challenges in our Outdoor segment, hampering our ability to convert all Black Diamond demand into sales. Delayed deliveries of new vehicles also impacted our ability to maximize sales in our Adventure segment, and we continued to chase component parts in our Precision Sport segment amidst steady demand.

“Overall, our Super Fan brand consumer was resilient despite numerous headwinds in the first half of the year. This resiliency is a key attribute of our activity-based consumer. When combined with our ability to drive innovation across our brands and our strong balance sheet, we believe we are poised for another record year in 2022.”

Second Quarter 2022 Financial Results

Sales in the second quarter increased 57% to a record $114.9 million compared to $73.3 million in the same year-ago quarter. The increase includes revenue contribution of approximately $22.8 million from Rhino-Rack, an acquisition completed on July 1, 2021, and $4.3 million from MAXTRAX, an acquisition completed on December 1, 2021. Organic sales were up 22% in the second quarter, acquisitions contributed 37% and foreign exchange was a 2% headwind. On a constant currency basis, total sales were up 59%.

Sales in the Outdoor segment increased 17% to $52.6 million compared to the same year-ago quarter due to strong demand, slightly offset by supply chain and logistics challenges that impacted the Company’s ability to deliver products on-time and in full. Precision Sport sales increased 24% to $35.2 million, reflecting continued strong demand and outperformance navigating the supply chain environment. Sales in the Adventure segment were $27.1 million in the second quarter of 2022 and reflected strong demand in North America, somewhat offset by lower-than-expected new vehicle availability, which constrained new product sales, especially in the home market of Australia.

Gross margin in the second quarter was 38.0% compared to 38.2% in the year-ago quarter. Improvements in channel and product mix were offset by unfavorable freight costs, as well as unfavorable foreign exchange movements in the Outdoor and Adventure segments. Foreign currency had a negative impact on gross margin of 80 basis points.

Selling, general and administrative expenses in the second quarter were $35.4 million compared to $20.7 million in the same year-ago quarter due primarily to the inclusion of Rhino-Rack and MAXTRAX, which contributed $9.8 million in expenses. Non-cash stock-based compensation for performance awards was $3.6 million, a $1.7 million increase compared to the second quarter of 2021. The remainder of the increase was driven by investments in the Outdoor segment’s direct-to-consumer initiatives along with higher corporate costs.

Net income in the second quarter increased 105% to $3.8 million, or $0.09 per diluted share, compared to net income of $1.8 million, or $0.06 per diluted share, in the prior year quarter.

Adjusted net income in the second quarter, which excludes non-cash items and transaction costs, increased 92% to $13.1 million, or $0.33 per diluted share, compared to $6.8 million, or $0.20 per diluted share, in the same year-ago quarter.

Adjusted EBITDA in the second quarter increased 51% to a record $17.6 million, or an adjusted EBITDA margin of 15.3%, compared to $11.7 million, or an adjusted EBITDA margin of 15.9%, in the same year-ago quarter.

Net cash provided by operating activities for the three months ended June 30, 2022 was $4.5 million compared to net cash provided of $2.9 million in the prior year quarter. Capital expenditures in the second quarter of 2022 were $2.2 million compared to $1.9 million in the prior year quarter. Free cash flow, defined as net cash provided by operating activities less capital expenditures, for the second quarter of 2022 was $2.3 million compared to $1.0 million in the prior year quarter due to higher net income.

Liquidity at June 30, 2022 vs. December 31, 2021

•	Cash and cash equivalents totaled $13.9 million compared to $19.5 million.
•	Total debt of $149.6 million compared to $141.5 million.
•	Remaining access to $274.5 million on the Company’s revolving line of credit.
•	Net debt leverage ratio of 1.8x compared to 2.0x

New Stock Repurchase Program

In connection with maximizing shareholder value, Clarus’ board of directors has terminated its $30.0 million share repurchase program, which still had approximately $10.8 million available, replacing it with a new $50.0 million share repurchase program. From a capital allocation strategy, Clarus expects to continue to prioritize organic growth, M&A, and its quarterly dividend over share repurchases, but will continue to seek to accumulate shares on an opportunistic basis, whether it be in the open market or through a Dutch auction tender offer.

2022 Outlook

Clarus continues to expect fiscal year 2022 sales to grow approximately 25% to $470.0 million compared to 2021, inclusive of the effect of the strong U.S. dollar, which the Company estimates will be a $7 million sales headwind in the second half of the year. By segment, the Company continues to expect Outdoor sales to increase high-single digits to approximately $237.5 million. The Precision Sport segment is now expected to increase 16% to approximately $127.5 million ($112.5 million previously) and the Adventure segment to contribute approximately $105 million ($120 million previously).

The Company continues to expect adjusted EBITDA in 2022 to be approximately $78.0 million, or an adjusted EBITDA margin of 16.5%. In addition, capital expenditures are still expected to be approximately $9.0 million and free cash flow is now expected to range between $30.0 to $40.0 million ($50.0 to $60.0 million previously).

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $60.7 million, which includes $39.5 million of NOL carryforwards that expire on December 31, 2022. The Company expects to fully utilize the $39.5 million in the current year, prior to expiration. The Company’s common stock is subject to a rights agreement dated February 7, 2008, that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2022 results.

Date: Monday, August 1, 2022

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Registration Link: https://register.vevent.com/register/BI23d5a379e8224fbcab7a32c07b5960ff

Please register online 15 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 7:00 p.m. Eastern Time on the same day through August 1, 2023.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leading designer, developer, manufacturer and distributor of best-in-class outdoor equipment and lifestyle products focused on the outdoor and consumer enthusiast markets. Our mission is to identify, acquire and grow outdoor “super fan” brands through our unique “innovate and accelerate” strategy. We define a “super fan” brand as a brand that creates the world’s pre-eminent, performance-defining product that the best-in-class user cannot live without. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, Sierra®, and Barnes® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers. Our portfolio of iconic brands is well-positioned for sustainable, long-term growth underpinned by powerful industry trends across the outdoor and adventure sport end markets. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.rhinorack.com, www.maxtrax.com.au, www.sierrabullets.com, www.barnesbullets.com, www.pieps.com, or www.goclimbon.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBTIDA margin, and (iv) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts:

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

Michael J. Yates

Chief Financial Officer

Tel 1-801-993-1304

mike.yates@claruscorp.com

Investor Relations Contact:

Gateway Group, Inc.

Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com

CLARUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share amounts)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash	$13,888	$19,465
Accounts receivable, less allowance for credit losses of $1,288 and $811	70,560	66,180
Inventories	153,056	129,354
Prepaid and other current assets	12,733	11,831
Income tax receivable	624	116
Total current assets	250,861	226,946

Property and equipment, net	42,916	42,826
Other intangible assets, net	63,029	73,683
Indefinite-lived intangible assets	123,851	128,271
Goodwill	115,658	118,090
Deferred income taxes	22,367	22,433
Other long-term assets	19,329	19,578
Total assets	$638,011	$631,827

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$31,476	$31,488
Accrued liabilities	27,103	27,473
Income tax payable	1,723	4,437
Current portion of long-term debt	8,871	9,585
Total current liabilities	69,173	72,983

Long-term debt, net	140,739	131,948
Deferred income taxes	33,445	35,280
Other long-term liabilities	21,628	21,448
Total liabilities	264,985	261,659

Stockholders' Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized;
41,328 and 41,105 issued and 37,266 and 37,094 outstanding, respectively	4	4
Additional paid in capital	670,586	662,996
Accumulated deficit	(256,130)	(263,342)
Treasury stock, at cost	(25,537)	(24,440)
Accumulated other comprehensive loss	(15,897)	(5,050)
Total stockholders' equity	373,026	370,168
Total liabilities and stockholders' equity	$638,011	$631,827

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2022	June 30, 2021
Sales
Domestic sales	$64,073	$51,876
International sales	50,860	21,433
Total sales	114,933	73,309

Cost of goods sold	71,251	45,288
Gross profit	43,682	28,021

Operating expenses
Selling, general and administrative	35,444	20,704
Transaction costs	821	649
Contingent consideration benefit	(374)	-

Total operating expenses	35,891	21,353

Operating income	7,791	6,668

Other expense
Interest expense, net	(1,728)	(212)
Other, net	(1,343)	(4,461)

Total other expense, net	(3,071)	(4,673)

Income before income tax	4,720	1,995
Income tax expense	956	155
Net income	$3,764	$1,840

Net income per share:
Basic	$0.10	$0.06
Diluted	0.09	0.06

Weighted average shares outstanding:
Basic	37,235	31,367
Diluted	39,697	33,190

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2022	June 30, 2021
Sales
Domestic sales	$126,380	$99,449
International sales	101,829	49,191
Total sales	228,209	148,640

Cost of goods sold	140,275	93,569
Gross profit	87,934	55,071

Operating expenses
Selling, general and administrative	69,619	41,589
Transaction costs	2,022	1,125
Contingent consideration expense	389	-

Total operating expenses	72,030	42,714

Operating income	15,904	12,357

Other expense
Interest expense, net	(2,844)	(450)
Other, net	(1,410)	(4,601)

Total other expense, net	(4,254)	(5,051)

Income before income tax	11,650	7,306
Income tax expense (benefit)	2,577	(211)
Net income	$9,073	$7,517

Net income per share:
Basic	$0.24	$0.24
Diluted	0.23	0.23

Weighted average shares outstanding:
Basic	37,199	31,325
Diluted	39,751	32,970

CLARUS CORPORATION
RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT
AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	June 30, 2022		June 30, 2021
Gross profit as reported	$43,682	Gross profit as reported	28,021

Gross margin as reported	38.0%	Gross margin as reported	38.2%

SIX MONTHS ENDED

	June 30, 2022		June 30, 2021
Gross profit as reported	$87,934	Gross profit as reported	55,071
Plus impact of inventory fair value adjustment	269	Plus impact of inventory fair value adjustment	361
Adjusted gross profit	$88,203	Adjusted gross profit	$55,432

Gross margin as reported	38.5%	Gross margin as reported	37.0%

Adjusted gross margin	38.7%	Adjusted gross margin	37.3%

CLARUS CORPORATION
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	June 30, 2022	Share	June 30, 2021	Share
Net income	$3,764	$0.09	$1,840	$0.06

Amortization of intangibles	3,937	0.10	1,197	0.04
Depreciation	1,877	0.05	1,349	0.04
Amortization of debt issuance costs	191	0.00	80	0.00
Stock-based compensation	3,555	0.09	1,826	0.06
Income tax expense	956	0.02	155	0.00
Cash paid for income taxes	(1,648)	(0.04)	(278)	(0.01)

Net income before non-cash items	$12,632	$0.32	$6,169	$0.19

Transaction costs	821	0.02	649	0.02
Contingent consideration expense	(374)	(0.01)	-	-
State cash taxes on adjustments	(10)	(0.00)	(16)	(0.00)

Adjusted net income before non-cash items	$13,069	$0.33	$6,802	$0.20

CLARUS CORPORATION
RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED
NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(In thousands, except per share amounts)

	Six Months Ended
		Per Diluted		Per Diluted
	June 30, 2022	Share	June 30, 2021	Share
Net income	$9,073	$0.23	$7,517	$0.23

Amortization of intangibles	8,057	0.20	2,394	0.07
Depreciation	3,709	0.09	2,705	0.08
Amortization of debt issuance costs	361	0.01	162	0.00
Stock-based compensation	6,922	0.17	3,350	0.10
Inventory fair value of purchase accounting	269	0.01	361	0.01
Income tax expense (benefit)	2,577	0.06	(211)	(0.01)
Cash paid for income taxes	(5,492)	(0.14)	(353)	(0.01)

Net income before non-cash items	$25,476	$0.64	$15,925	$0.48

Transaction costs	2,022	0.05	1,125	0.03
Contingent consideration expense	389	0.01	-	-
State cash taxes on adjustments	(53)	(0.00)	(28)	(0.00)

Adjusted net income before non-cash items	$27,834	$0.70	$17,022	$0.52

CLARUS CORPORATION
RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(In thousands)

	Three Months Ended
	June 30, 2022	June 30, 2021
Net income	$3,764	$1,840

Income tax expense	956	155
Other, net	1,343	4,461
Interest expense, net	1,728	212

Operating income	7,791	6,668

Depreciation	1,877	1,349
Amortization of intangibles	3,937	1,197

EBITDA	13,605	9,214

Transaction costs	821	649
Contingent consideration expense	(374)	-
Stock-based compensation	3,555	1,826

Adjusted EBITDA	$17,607	$11,689

CLARUS CORPORATION
RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(In thousands)

	Six Months Ended
	June 30, 2022	June 30, 2021
Net income	$9,073	$7,517

Income tax expense (benefit)	2,577	(211)
Other, net	1,410	4,601
Interest expense, net	2,844	450

Operating income	15,904	12,357

Depreciation	3,709	2,705
Amortization of intangibles	8,057	2,394

EBITDA	27,670	17,456

Transaction costs	2,022	1,125
Contingent consideration expense	389	-
Inventory fair value of purchase accounting	269	361
Stock-based compensation	6,922	3,350

Adjusted EBITDA	$37,272	$22,292